UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

Enduro Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35333	45-6259461
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 7, 2017, Enduro Royalty Trust (the “Trust”) issued a press release announcing the entry by Enduro Resource Partners LLC (“Enduro”), the sponsor of the Trust, into eight separate purchase and sale agreements to divest certain acreage and associated production in the Permian Basin that constitutes part of the properties underlying the net profits interest held by the Trust (the “Divestiture Properties”). In connection with the proposed transactions, Enduro will seek, through a vote of the unitholders, a release of the Trust’s net profits interest in the Divestiture Properties in exchange for the Trust unitholders receiving 80% of the net proceeds from the sale of such Divestiture Properties.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval in respect of the proposed transactions as they affect the Trust and the release of its net profits interest. In connection with the proposed transactions, a meeting of the Trust’s unitholders will be announced to seek unitholder approval. The Trust intends to file with the SEC a proxy statement in connection with the proposed meeting of unitholders. UNITHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RELEASE OF THE TRUST’S NET PROFIT INTEREST WITH RESPECT TO THE UNDERLYING PROPERTIES SUBJECT TO THE PROPOSED TRANSACTIONS. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Trust with the SEC, may be obtained at no cost at the SEC’s website at http://www.sec.gov, at the Trust’s website at http://www.enduroroyaltytrust.com, or by sending written request to the Trust at The Bank of New York Mellon Trust Company, N.A., Trustee, 919 Congress Avenue, Suite 500, Austin, Texas 78701.

Participants in the Solicitation

The Trust may be deemed to be a participant in soliciting proxies from the Trust’s unitholders in connection with the proposed transactions and the release of the Trust’s net profits interest with respect to the Divestiture Properties. Information regarding the Trust that may, under the rules of the SEC, be considered to be a participant in any solicitation in connection with the proposed transactions will be contained in the proxy statement. Additional information can be obtained in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Enduro Royalty Trust Press Release dated June 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enduro Royalty Trust
	By:	The Bank of New York Mellon Trust Company, N.A., as
Trustee

Date: June 7, 2017	By:	/s/ Sarah Newell
Sarah Newell
Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	Enduro Royalty Trust Press Release dated June 7, 2017.